Exhibit 4.84

AMR101:  14 Day Dose Range Finding Toxicity Study in Dogs by Oral Gavage Administration 515147

“Companies”

APPENDIX 1

WORK ORDER

This WORK ORDER dated as of the date of last signature below

BETWEEN

(1)	AMARIN NEUROSCIENCE LTD of 1st Floor, Magdalen Centre North, The Oxford Science Park Oxford, OX44GA(“Amarin”)

(2)	AMARIN PHARMACEUTICALS IRELAND LIMITED having its principal place of business at First Floor, Block 3, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland (“APIL”)

(3)	CHARLES RIVER LABORATORIES PRECLINICAL SERVICES EDINBURGH LIMITED having its principal place of business at Elphinstone Research Centre, Tranent, Edinburgh, EH33 2NE, UK (“Charles River”)

WHEREAS

A	Amarin, APIL and Charles River are bound by the terms of the Master Services Agreement dated 25 August 2008 between Amarin and Charles River (the “Master Services Agreement”)

B
The terms and conditions of the Master Services Agreement govern this Project Work Order in respect to the following project:  [AMR101:  14 Day Dose Range Finding Toxicity Study in Dogs by Oral Gavage Administration] (the “Project”), with the following additional provisions applying:

Schedule 1	Project Protocol
Schedule 2	Timelines
Schedule 3	Budget and Payment Schedule
Schedule 4	Budget Breakdown

This Work Order has an Effective Date as of the last date of signature and will remain valid until completion of Services described herein and when Amarin has paid the final invoice in accordance with the terms of the Master Services Agreement.

AGREED AND ACCEPTED by the parties

For and on behalf of Amarin Neuroscience Ltd

Signed ________________________________	Date ___________________________

Name ________________________________	Position ________________________

For and on behalf of Amarin Pharmaceuticals Ireland Limited

Signed ________________________________	Date ___________________________

Name ________________________________	Position ________________________

For and on behalf of Charles River Laboratories Preclinical Services Edinburgh Limited

Signed ________________________________	Date ___________________________

Name ________________________________	Position ________________________

SCHEDULE 1:  PROJECT PROTOCOL

AMR101:  14 Day Dose Range Finding
Toxicity Study In Dogs by Oral Gavage Administration
Charles River Study Number 515147

SCHEDULE 2.:  TIMELINES

Animal Arrival (Stock):	10 April 2008

First day of dosing (Day 1):	16 September 2008

Last day of dosing (Day 14):	29 September 2008

Terminal necropsies (Day 15):	30 September 2008

Completion of Experimental Work:	30 September 2008

Non-QA Draft Report:	21 November

SCHEDULE 3:  BUDGET AND PAYMENT SCHEDULE

•	All invoices will be issued in Pound Sterling and are to be paid in Pound Sterling.

•	The total cost far the Services detailed In this Work Order is £26,000 and the total estimated related expanses have been detailed in Schedule 4.

•	The authorised Amarin contact shall be Trevor Wyeth.

•	The authorised Charles River contact for this work shall be Catherine Nichols.

•	All invoices will state the Amarin protocol number, activity performed, purchase order number (if available), contact name and will be submitted to the following address:

Amarin Neurosciences Ltd

1st Floor
Magdalen Centre North
The Oxford Science Park
Oxford
OX4 4GA

With a copy sent to:

Amarain Pharmaceuticals Ireland Limited
1st Floor, Block 3
The Oval
Shelbourne Road
Ballsbridge
Dublin 4
Ireland

Payment Schedule

Signature of Contract:	30% of Budget - £7,800
Start of Experimental Work:	40% of Budget - £10,400
Completion of Experimental Work:	20% of Budget - £5,200
Unaudited Drafted Report:	10% of Budget - £2,600

SCHEDULE 4:  BUDGET BREAKDOWN

The budget breakdown is detailed below:

Purchase and Pretrial housing of Animals	3,000

Study Management & Reporting	12,300

Formulation, including test item receipt	1,000

Housing, Dosing and animal room data collection	4,000

Necropsy	1,700

Clinical Pathology	4,000

Grand Total	26,000

Expenses – Estimates

(to be inserted)